Exhibit 10.50


                    SEPARATION AGREEMENT AND GENERAL RELEASE

     This Agreement is executed on the dates set forth below by and between ARTHUR A. ALFARO ("Alfaro"), residing at 167 Stone Hill, Colts Neck, New Jersey 07722, and OSTEOTECH, INC. ("Osteotech"), located at 51 James Way, Eatontown, New Jersey 07724.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS,   Alfaro  and  Osteotech  disagree  concerning  the  circumstances surrounding the termination of Alfaro's employment with Osteotech; and

     WHEREAS, Alfaro and Osteotech desire to resolve this disagreement and other disputes that have arisen between them;

     NOW, in consideration of the mutual covenants and obligations hereinafter set forth, Alfaro and Osteotech agree as follows:

     1. Alfaro and Osteotech confirm (i) the separation of Alfaro from his employment at Osteotech upon the close of business on January 15, 2002, (ii) Alfaro's resignation as President and Chief Operating Officer of Osteotech, effective November 15, 2001, and (iii) Alfaro's resignation as a Director of Osteotech, effective January 15, 2002.

     2. Osteotech shall pay Alfaro an amount equal to ten months of his base salary in the sum of two hundred fifty two thousand five hundred dollars ($252,500.00). Such payment shall be made by check in twenty (20) semi-monthly installments, between January 15, 2002 and November 15, 2002, each in the amount of twelve thousand six hundred twenty five dollars ($12,625.00) gross, subject to applicable deductions for taxes. Alfaro shall also receive as soon as possible in calendar year 2002, the amount of eleven thousand two hundred fifty dollars ($11,250.00) gross, subject to applicable deductions for taxes. In addition, if Alfaro has

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not as of November 15, 2002 obtained comparable employment (as evidenced by, for example, duties and responsibilities or overall compensation and/or potential compensation or position with the new company or other entity), Alfaro shall receive semi-monthly payments each in the amount of twelve thousand six hundred twenty five dollars ($12,625.00) gross, subject to applicable deductions for taxes, during the period between November 15, 2002 and November 15, 2003 or until Alfaro obtains comparable employment, whichever occurs sooner. In the
event  that  Alfaro  does  not  obtain   comparable   employment   but  receives
compensation in any form from any other source of employment (including consulting or self-employment) between November 15, 2002 and November 15, 2003, all such compensation shall be deducted from any amounts that may otherwise be owed by Osteotech to Alfaro as set forth herein during such period. Alfaro agrees to promptly notify Mr. Richard W. Bauer, President and Chief Executive Officer of Osteotech, or his successor if and when he obtains comparable employment between November 15, 2002 and November 15, 2003. Such notice shall state the date such comparable employment commenced. In the event Alfaro receives compensation between November 15, 2002 and November 15, 2003 from any source of employment that is not comparable employment ("Alternate Employment"), he shall notify Mr. Bauer or his successor of the amount of gross compensation from Alternate Employment received by Alfaro during each month of such period. Such notification shall be delivered to Mr. Bauer or his successor no later than the tenth (10th) day of the month immediately following the month in which compensation from Alternate Employment is received by Alfaro. The amount of gross compensation payable to Alfaro by Osteotech hereunder during the month immediately following the month in which compensation from Alternate Employment is received by Alfaro (or subsequent months to the


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extent required to provide  Osteotech full credit hereunder) shall be reduced by the gross amount of such compensation from Alternate Employment received by Alfaro.

     3. (a) Consistent with past practice including the payment of premiums, Alfaro's participation in Osteotech's Medical/Dental Plan, or Osteotech's payment of premiums for Alfaro's family medical and dental coverage, shall continue through the earlier of (i) the end of the last pay period for which payments are being made as described in Section 2 of this Agreement, or (ii) the date that Alfaro obtains comparable employment.

     (b) Consistent with past practice including the payment of premiums, Alfaro's participation in Osteotech's life insurance coverage shall continue through the earlier of (i) the end of the last pay period for which payments are being made as described in Section 2 of this Agreement, or (ii) the date that Alfaro obtains comparable employment.

     (c) Alfaro shall be eligible to receive reasonable outplacement benefits, consistent with those previously provided by Osteotech to departing management, as long as he is actively seeking new employment following his employment by Osteotech, which benefits must be approved by and arranged through Mr. Charles Jannetti, Director of Human Resources of Osteotech, or his successor.

     (d) Alfaro's participation in Osteotech's Stock Purchase Plan shall end effective January 15, 2002. Alfaro confirms that he never participated in Osteotech's 401(k) Plan and that he is not entitled to any benefits thereunder.

     4. Alfaro agrees that no additional compensation of any kind shall be paid to him, and the benefits provided to him under this Agreement shall be in full payment and satisfaction of any and all financial obligations due to him from Osteotech. Alfaro shall not be entitled to receive any bonus based on individual performance or otherwise. It is understood and


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agreed  that,  except for the 100,000 and 25,000  vested  options  described  in
Exhibits A and B hereto, respectively, none of the options granted to Alfaro under any of Osteotech's option plans had vested as of January 15, 2002. In accordance with their terms, all such unvested options, including without limitation those unvested options described in Exhibits A and B, terminated and were of no further force or effect as of January 15, 2002. The vested options described in Exhibits A and B will be exercisable by Alfaro until April 15, 2002 (90 days after January 15, 2002), subject to the terms and conditions of such options.

     5. All inquiries received by Osteotech concerning Alfaro from potential or future employers shall be directed to Mr. Charles Jannetti, or his successor, for response. Should any potential or future employer contact Osteotech for a reference concerning Alfaro, Osteotech shall verify only Alfaro's job title and dates of employment.

     6. (a) It is understood and agreed that, by this Agreement, Alfaro and Osteotech intend to settle any and all claims which Alfaro has or may have against Osteotech arising out of or resulting from Alfaro's employment at Osteotech and his separation from such employment. Accordingly, in exchange for the benefits provided to Alfaro by this Agreement, Alfaro, for himself, his heirs, successors and assigns, hereby voluntarily discharges and releases Osteotech and its affiliates, parent and subsidiary companies, officers, directors, employees, agents, representatives, successors and assigns (the "Releasees") from any and all claims or liabilities of any kind or description, known or unknown, suspected or unsuspected, fixed or contingent, which Alfaro ever had, now has or hereafter may have against each or any of the Releasees by reason of any matter whatsoever arising out of or resulting from Alfaro's employment at Osteotech and his separation from such employment. This release of claims specifically includes, but is not limited to, any claim of discrimination, including any claim


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arising under, or based upon, the Age  Discrimination  in Employment Act (or the
Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act and/or the New Jersey Law Against Discrimination, and any and all contract, quasi-contract, estoppel, tort or statutory claims under federal, state or local law arising out of or resulting from Alfaro's employment at Osteotech and his separation from such employment.

     (b) Nothing contained in this Agreement shall be deemed to be a release of any obligation undertaken in this Agreement.

     7. In further recognition of the benefits provided to Alfaro under this Agreement, Alfaro agrees to consult with Osteotech with respect to matters which occurred during the period of Alfaro's employment at Osteotech, and to cooperate with Osteotech in connection with the defense of any claim or proceeding made or filed against Osteotech (or any officer, director or employee thereof) or the prosecution of any claim or proceeding made or filed by Osteotech, in each case relating to Osteotech's business during the period of his employment at Osteotech. Alfaro agrees to make himself available at reasonable times and upon reasonable notice, consistent with his other business commitments, to be interviewed or deposed concerning any such claim or proceeding. Alfaro further agrees to promptly notify Mr. Richard W. Bauer, or his successor or designee, if Alfaro receives any legal notices or requests for information from any person or entity, other than a representative of Osteotech, concerning matters which arose during the period of his employment at Osteotech. Osteotech agrees to reimburse Alfaro for reasonable and necessary out-of-pocket expenses incurred in connection with the satisfaction of his obligations under this section. However, Alfaro shall seek advance approval from Mr. Richard W. Bauer or his successor or designee before incurring any significant expense for which Alfaro shall seek reimbursement from Osteotech.


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     8. Alfaro agrees that he shall not make any public  disparaging  statements concerning (a) Osteotech; (b) any officer, director or employee of Osteotech; or
(c) Osteotech's products or services. Osteotech agrees that it, as well as its officers and directors, shall not make any public disparaging statements concerning Alfaro. Alfaro agrees that Alfaro's violation of his obligation under this Section 8 shall entitle Osteotech to cease making any of the payments and providing any other benefits to Alfaro under this Agreement from the date of such violation, and entitle Osteotech to seek injunctive relief against Alfaro. Osteotech agrees that Osteotech's violation of its obligations under this
Section 8 will only entitle Alfaro to seek injunctive relief against Osteotech.

     9. (a) Alfaro will not disclose or provide to any person, firm, corporation or entity (except when authorized by Osteotech in writing) any information, materials, biologics or animals which are owned by Osteotech or which came into the possession of Osteotech from a third party under an obligation of confidentiality, including without limitation, information relating to trade secrets, business methods, products, processes, procedures, development or experimental projects, suppliers, customer lists or the needs of customers or prospective customers, clients, etc. (collectively "Confidential Information"), which Confidential Information came into his possession or knowledge during the course of his employment by Osteotech, and Alfaro will not use such Confidential Information for his own purpose or for the purpose of any person, firm, corporation or entity, other than Osteotech. The provisions of this section shall not apply to the following Confidential Information: (i) Confidential Information which at the time of disclosure is already in the public domain;
(ii) Confidential Information which Alfaro can demonstrate was in his possession or known to him prior to the effective date of his employment by Osteotech;
(iii)  Confidential  Information which  subsequently  becomes


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part of the  public  domain  through  no  fault  of  Alfaro;  (iv)  Confidential
Information which becomes known to Alfaro through a third party who is under no obligation of confidentiality to Osteotech; and (v) Confidential Information which is required to be disclosed by law or by judicial or administrative proceedings.

     (b) Alfaro agrees that, no later than January 31, 2002, he shall deliver to Mr. Charles Jannetti of Osteotech all books, records, notes, documents and other written or computer generated materials of any nature whatsoever relating to Osteotech's business and any other Osteotech property in his possession or within his control (e.g., credit cards, equipment, office keys, samples). Alfaro agrees that he shall not keep in his possession or control any of Osteotech's property of any kind.

     (c) For the period of time Alfaro receives payments as set forth in this Agreement, Alfaro agrees that he shall not directly or indirectly be engaged in or assist others in engaging in any business or activity which is involved in selling products, processes or services which compete with any significant product, process or service which Osteotech is developing, marketing or selling at the time of such termination, whether his involvement shall be as an owner (except for passive ownership of up to five percent (5%) of the securities of a company), officer, director, employee, consultant, partner or agent. For purposes of this provision, products, processes or services which Osteotech is marketing or selling shall be deemed "significant" if sales of such products, processes or services exceed ten percent (10%) of Osteotech's total sales.

     (d) Alfaro agrees that the restrictions  imposed upon him by this Agreement
are  reasonable  and  that  they  are   appropriate  and  necessary  to  protect
Osteotech's


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legitimate business  interests.  Alfaro further agrees that such restrictions do not and will not impose an undue hardship upon him.

     (e) Alfaro agrees that the post-termination obligations undertaken by him pursuant to this Agreement are consistent with those undertaken by him pursuant to his Employment Agreement (the "Employment Agreement"), dated September 13, 1999. Alfaro further acknowledges and agrees that the terms set forth in section 2 of this Agreement reflect a modification of the terms set forth in the Employment Agreement. Alfaro further agrees that the post-termination obligations contained in the Employment Agreement remain in full force and effect.

     (f) Alfaro agrees that in the event of a breach or threatened breach by him of the provisions of this section, in whole or in part, Osteotech shall be irreparably damaged and shall be entitled to (1) an injunction from a court of competent jurisdiction to prevent any further breaches, and (2) recovery of costs and reasonable attorney's fees incurred by Osteotech in connection with its application for injunctive relief. Nothing contained in this Agreement shall be construed as prohibiting Osteotech from pursuing any other remedies which may be available for such breach or threatened breach, including the recovery of damages from Alfaro.

     10. Alfaro acknowledges and represents that he fully understands this Agreement, that he has had adequate and reasonable opportunity to review the Agreement, that he was advised to consult with independent counsel of his choice before signing it, that he did in fact consult with independent counsel of his choice before signing it, and that he is signing it voluntarily.

     11. The parties acknowledge that as a public company Osteotech will be required to file a copy of this Agreement as an exhibit to its periodic reports filed with the


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Securities and Exchange Commission (the "SEC") and to describe the terms of this
Agreement in such periodic reports. Osteotech shall promptly advise Alfaro when it has filed this Agreement with the SEC. Until such time as this Agreement is filed with the SEC, Alfaro agrees not to discuss its terms and conditions with anyone but his immediate family members, his attorney and/or his other outside consultants or professionals who have a need to know the terms and conditions of this Agreement, or as otherwise required by law. Alfaro agrees that the disclosure by him or on his behalf, prior to the time this Agreement is filed with the SEC, of the terms and conditions of this Agreement to anyone but his immediate family members, his attorney and/or his other outside consultants or professionals who have a need to know the terms and conditions of this Agreement or as otherwise required by law shall entitle Osteotech to recover from Alfaro all of the payments and other benefits provided to him under this Agreement and/or to seek injunctive relief. However, nothing contained in this Agreement shall be deemed to preclude Alfaro from truthfully testifying in response to an order issued by a court of competent jurisdiction or a validly issued subpoena. If Alfaro receives a validly issued subpoena or other judicial or quasi-judicial request calling for the disclosure of the terms and conditions of this Agreement, or any other information relating to Osteotech's business during the period of his employment by Osteotech, Alfaro shall send copies of the subpoena, demand or other request with any other accompanying materials by first class mail and facsimile to Mr. Richard W. Bauer or his successor at Osteotech. Alfaro shall dispatch such copies promptly (i.e., no later than two days after his receipt of such subpoena, demand or request and in no event later than the return of the subpoena, demand or request).

     12. Alfaro agrees that the benefits provided by this Agreement cannot continue and will in fact terminate unless, by no later than February 15, 2002,
(a) a signed copy


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of this Agreement is delivered to Mr. Richard W. Bauer, or his designee, and (b)
all Osteotech property in Alfaro's possession is returned to Mr. Richard W. Bauer, or his designee.

     13. Alfaro acknowledges and agrees that he has been given at least twenty-one (21) days to consider this Agreement. Alfaro further acknowledges and agrees that he may cancel or revoke this Agreement within seven (7) days after signing it. To be effective, any notice of cancellation or revocation must be in writing and delivered either by hand or mail within such seven (7) day period to Mr. Richard W. Bauer at Osteotech. If delivered by mail, the notice of cancellation or revocation must be (a) post-marked within the seven (7) day period; (b) properly addressed to Mr. Richard W. Bauer, Osteotech, Inc., 51 James Way, Eatontown, New Jersey 07724; and (c) sent by certified mail, return receipt requested. Alfaro acknowledges and agrees that, if he exercises his right of cancellation or revocation, Osteotech shall be relieved of all obligations undertaken in this Agreement.

     14. The terms and conditions of this Agreement may not be altered, amended or modified except by a writing duly executed by both Alfaro and Osteotech.

     15. The terms and conditions of this Agreement are personal to Alfaro and Osteotech and may not be assigned by either party to any person or entity without the prior written consent of the other party. However, in the event of Alfaro's untimely death prior to November 15, 2002, the balance of such payments shall be made to his wife, and, in the event of her untimely death, the balance of such payments shall be made to Alfaro's legal heirs. Neither Alfaro's wife nor heirs shall be entitled to receive any payments relating to the period subsequent to November 15, 2002.

     16. Except as otherwise stated herein, this Agreement contains the entire understanding between Alfaro and Osteotech with respect to the termination of Alfaro's


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employment at Osteotech.  There are no covenants,  representations  or undertakings with respect to such termination other than those expressly set forth or referenced in this Agreement.

     17. If any portion of this Agreement is found by a court of competent jurisdiction to be void and unenforceable, such portions shall be deemed to be severable from the Agreement and shall have no effect on the remaining sections of this Agreement.

     18. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey without regard to its choice of law or conflicts of law rules.

     19. This Agreement has been reviewed and negotiated by both Alfaro and Osteotech, and no provision of this Agreement shall be construed against either party on the ground that such party was the drafter of that provision or the Agreement.

     20. This Agreement shall be binding upon Alfaro and Osteotech upon its execution by them and shall inure to the benefit of their respective heirs, successors and permitted assigns.

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the dates set forth below.

OSTEOTECH, INC.

By:  /s/ Richard W. Bauer                           /s/ Arthur A. Alfaro
     --------------------------------           ------------------------------
         Richard W. Bauer, President                    ARTHUR A. ALFARO
         and Chief Executive Officer

Date:          2/18/02                         Date:        2/1/02
     --------------------------------               ---------------------------


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                                    EXHIBIT A


Stock Option Agreement # 1178 for Arthur A. Alfaro

Plan ID:          1991 Plan

Grant Date:       October 1, 1999

Type:             NQ

Price:            $12.6250

Granted:          200,000 options

Vested:           100,000 options

Non-Vested:       100,000 options

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                                    EXHIBIT B


Stock Option Agreement #1245 for Arthur A. Alfaro

Plan ID:          2000 Plan

Grant Date:       December 7, 2000

Type:             ISO

Price:            $3.5000

Granted:          100,000 options

Vested:           25,000 options

Non-Vested:       75,000 options

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